UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 1, 2003

Date of Earliest Event Reported: October 1, 2003

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-25464

VIRGINIA	54-1387365
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (757) 321-5000

Item 9. Regulation FD Disclosure.

Today, October 1, 2003, Dollar Tree Stores, Inc. issued a press release announcing the promotion of Bob Sasser to Chief Executive Officer, effective January 1, 2004. The text of the press release is included below.

DOLLAR TREE STORES ANNOUNCES PROMOTION OF BOB SASSER TO
CHIEF EXECUTIVE OFFICER

CHESAPEAKE, VA – October 1, 2003 – Dollar Tree Stores, Inc. (Nasdaq: DLTR), the nation’s leading $1.00 discount variety store chain, today announced the promotion of Bob Sasser, age 51, to the position of Chief Executive Officer, effective January 1, 2004. Sasser will retain the title of president. Macon Brock, Jr., one of the original founders of the Company, will remain active as Chairman of the Board. He also will remain in his role as a key employee, focusing on strategic issues.

“The Board of Directors and I have worked together to ensure a clear and smooth succession plan,” Brock said. “I am thrilled to see Bob succeed me as CEO. As President and COO, he has demonstrated outstanding leadership and superb business judgment, and he has been a major contributor to our growth and success. Among his many notable achievements are the integration of all of our acquisitions and the successful rollout of our point-of-sale and supply-chain technology. He has built an outstanding professional management team, and I am certain that he will continue to chart a course for Dollar Tree that will ensure its ongoing, profitable growth. I will continue to be involved in the company and look forward to providing guidance and input,” Brock added.

Sasser is a graduate of Florida State University, and his background includes senior-level merchant positions with Roses and Michaels Stores. He joined Dollar Tree in 1999 as Chief Operating Officer and was promoted to President in 2001.

“I am extremely excited about the opportunities before us,” Sasser said. “We have a concept that customers love and we have built an infrastructure that is solid and scalable. My vision is to continue this great tradition of successful and profitable growth. My thanks go to Macon and the Board for the confidence that they have placed in me.”

Brock continued, “I will work with Bob and the entire management team on long-term, strategic issues. Bob and I have forged an excellent working relationship, and we will continue to be in close communication, as we are today. Bob is a seasoned merchant and operator with excellent instincts and a passion for this business. It is my pleasure to see the Company’s succession plan fulfilled, and I plan to lend my full support as Dollar Tree continues on to even greater heights.”

Dollar Tree Stores, Inc., the nation’s largest $1.00 discount variety store chain, operates 2,468 stores in 47 states as of August 2, 2003. The Company also operates a coast-to-coast logistics network of eight distribution centers, with two more presently under construction.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Erica Robb or Adam Bergman, 757/321-5000
www.DollarTree.com

The information contained in this item is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: October 1, 2003

   DOLLAR TREE STORES, INC.

By: /s/ Frederick C. Coble —————————————— Frederick C. Coble Chief Financial Officer